As filed with the Securities and Exchange Commission on January 24, 2007
Registration No. 333 — _______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIG LOTS, INC.

(Exact name of registrant as specified in its charter)

Ohio	06-1119097

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Phillipi Road, P.O. Box 28512, Columbus, Ohio	43228-5311

(Address of Principal Executive Offices)	(Zip Code)
Big Lots
2005 Long-Term Incentive Plan

(Full title of the plan)
Charles W. Haubiel II
Senior Vice President, General Counsel and Corporate Secretary
Big Lots, Inc.
300 Phillipi Road
P.O. Box 28512
Columbus, Ohio 43228-5311

(Name and address of agent for service)
(614) 278-6800

(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

		Proposed		Proposed
Title of		maximum		maximum
securities	Amount	offering		aggregate	Amount of
to be	to be	price		offering	registration
registered	registered (1)	per share		price	fee

Common Shares, $0.01 par value	10,000 common shares	$12.04	(2)	$120,400	$12.89

Common Shares, $0.01 par value	962,400 common shares	$12.66	(2)	$12,183,984	$1,303.69

Common Shares, $0.01 par value	1,000 common shares	$12.75	(2)	$12,750	$1.37

Common Shares, $0.01 par value	5,000 common shares	$12.83	(2)	$64,150	$6.87

Common Shares, $0.01 par value	5,000 common shares	$12.92	(2)	$64,600	$6.92

		Proposed		Proposed
Title of		maximum		maximum
securities	Amount	offering		aggregate	Amount of
to be	to be	price		offering	registration
registered	registered (1)	per share		price	fee

Common Shares, $0.01 par value	1,000 common shares	$13.17	(2)	$13,170	$1.41

Common Shares, $0.01 par value	1,000 common shares	$13.28	(2)	$13,280	$1.43

Common Shares, $0.01 par value	1,000 common shares	$13.69	(2)	$13,690	$1.47

Common Shares, $0.01 par value	1,000 common shares	$13.79	(2)	$13,790	$1.48

Common Shares, $0.01 par value	1,000 common shares	$13.87	(2)	$13,870	$1.49

Common Shares, $0.01 par value	1,000 common shares	$13.98	(2)	$13,980	$1.50

Common Shares, $0.01 par value	1,000 common shares	$14.07	(2)	$14,070	$1.51

Common Shares, $0.01 par value	1,000 common shares	$14.14	(2)	$14,140	$1.52

Common Shares, $0.01 par value	4,000 common shares	$15.69	(2)	$62,760	$6.72

Common Shares, $0.01 par value	1,000 common shares	$15.79	(2)	$15,790	$1.69

Common Shares, $0.01 par value	1,000 common shares	$16.09	(2)	$16,090	$1.73

Common Shares, $0.01 par value	1,000 common shares	$16.34	(2)	$16,340	$1.75

Common Shares, $0.01 par value	2,000 common shares	$16.60	(2)	$33,200	$3.56

Common Shares, $0.01 par value	1,000 common shares	$18.29	(2)	$18,290	$1.96

Common Shares, $0.01 par value	2,000 common shares	$18.37	(2)	$36,740	$3.94

Common Shares, $0.01 par value	1,000 common shares	$19.07	(2)	$19,070	$2.05

Common Shares, $0.01 par value	1,000 common shares	$19.41	(2)	$19,410	$2.08

Common Shares, $0.01 par value	4,000 common shares	$19.59	(2)	$78,360	$8.39

Common Shares, $0.01 par value	1,000 common shares	$19.84	(2)	$19,840	$2.13

Common Shares, $0.01 par value	6,000 common shares	$20.00	(2)	$120,000	$12.84

Common Shares, $0.01 par value	4,500 common shares	$20.66	(2)	$92,970	$9.95

Common Shares, $0.01 par value	1,000 common shares	$20.68	(2)	$20,680	$2.22

Common Shares, $0.01 par value	1,000 common shares	$23.19	(2)	$23,190	$2.49

Common Shares, $0.01 par value	2,000 common shares	$23.64	(2)	$47,280	$5.06

		Proposed		Proposed
Title of		maximum		maximum
securities	Amount	offering		aggregate	Amount of
to be	to be	price		offering	registration
registered	registered (1)	per share		price	fee

Common Shares, $0.01 par value	1,000 common shares	$23.97	(2)	$23,970	$2.57

Common Shares, $0.01 par value	3,500 common shares	$25.95	(2)	$90,825	$9.72

Common Shares, $0.01 par value	1,000 common shares	$25.46	(2)	$25,460	$2.73

Common Shares, $0.01 par value	3,695,172 common shares	$25.585	(3)	$94,540,976	$10,115.89

Total	4,725,572 common shares	$—		$107,877,115	$11,543.02

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of common shares that may be necessary to adjust the number of common shares reserved for delivery under the Big Lots 2005 Long-Term Incentive Plan (the “Plan”) in accordance with the anti-dilution provisions of the Plan as a result of a share split, share dividend, recapitalization or other similar transaction or adjustment affecting the common shares of Big Lots, Inc. (the “Registrant”) as specified in such anti-dilution provisions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act with respect to common shares deliverable upon the exercise of outstanding stock options granted under the Plan and based on the exercise price of such stock options. Upon forfeiture, cancellation or termination of such stock options without a delivery of common shares as specified in the Plan, new stock options or other awards may be granted at varying exercise prices under the Plan with respect to the common shares underlying such forfeited, cancelled or terminated stock options.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act with respect to common shares deliverable upon the exercise of stock options or pursuant to other equity-based awards not yet granted but reserved for delivery under the Plan and computed on the basis of the average of the high and low sales prices of the common shares of the Registrant as reported on the New York Stock Exchange on January 22, 2007.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Big Lots 2005 Long-Term Incentive Plan (the “Plan) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Big Lots, Inc. (the “Registrant” or the “Company”) hereby incorporates into this Registration Statement the following documents filed by the Registrant with the Commission:
•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006.
•	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended April 29, 2006, July 29, 2006 and October 28, 2006.
•	The Current Reports on Form 8-K filed by the Registrant with the Commission on February 27, 2006 (other than with respect to Item 2.02 and Exhibits 99.1 and 99.2), June 1, 2006 (other than with respect to Item 2.02 and Exhibits 99.1 and 99.2), and August 21, 2006 (other than with respect to Item 2.02 and Exhibits 99.1 and 99.2).
•	The description of the Registrant’s common shares, $0.01 par value (the “Common Shares”), contained in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 5, 2001.
     All documents which may be filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.

Item 6. Indemnification of Directors and Officers.
     Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation and provides as follows:
     (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:
     (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;
     (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.
     (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
     (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

     (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;
     (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;
     (c) By the shareholders;
     (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.
     Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
     (5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:
     (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;
     (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.
     (b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.
     (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6) or (7).
     (9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.
     Article Five of the Code of Regulations of the Registrant governs indemnification by the Registrant and provides as follows:
     Section 5.01. Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if his act or omission giving rise to any claim for indemnification under this Section 5.01 was not occasioned by his intent to cause injury to the corporation or by his reckless disregard for the best interests of the corporation, and in respect of any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. It shall be presumed that no act or omission of a person claiming indemnification under this Section 5.01 that gives rise to such claim was occasioned by an intent to cause injury to the corporation or by reckless disregard for the best interests of the corporation and, in respect of any criminal matter, that such person had no reasonable cause to believe his conduct was unlawful; the presumption recited in this Section 5.01 can be rebutted only by clear and convincing evidence, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.
     Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

     (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for an act or omission occasioned by his deliberate intent to cause injury to the corporation or by his reckless disregard for the best interests of the corporation, unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and
     (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.
     Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.
     Section 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Franklin County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.
     Section 5.05. Advances for Expenses. The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the corporation. Expenses (including, without limitation,

attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, his relevant action or failure to act was occasioned by his deliberate intent to cause injury to the corporation or his reckless disregard for the best interests of the corporation, unless, and only to the extent that, the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such determination, and in view of all of the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.
     Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article FIVE shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles, the Regulations, any agreement, a vote of disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     Section 5.07. Insurance. The corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article FIVE. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     Section 5.08. Certain Definitions. For purposes of this Article FIVE, and as an example and not by way of limitation:
     (A) A person claiming indemnification under this Article FIVE shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him).
     (B) References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.
     Section 5.09. Venue. Any action, suit or proceeding to determine a claim for, or for repayment to the corporation of, indemnification under this Article FIVE may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of

Franklin County, Ohio. The corporation and (by claiming or accepting such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Franklin County, Ohio in any such action, suit or proceeding.
     The Registrant has entered into separate indemnification agreements with each of the directors of the Registrant and separate indemnification agreements and/or employment agreements containing indemnification provisions with the following executive officers of the Registrant: Steven S. Fishman, John C. Martin, Donald A. Mierzwa, Brad A. Waite, Lisa M. Bachmann, Joe R. Cooper, Charles W. Haubiel II, Kent A. Larsson, and Norman J. Rankin. The indemnification provisions of these indemnification agreements and employment agreements provide for indemnification of the directors and executive officers to the full extent authorized or permitted by the provisions of the Registrant’s Code of Regulations (and other governing documents) and by applicable law.
     The Registrant also maintains directors and officers liability insurance policies to insure such individuals against certain liabilities which might be incurred by them in such capacities.
     Section 13.11 of the Plan addresses indemnification of the Board of Directors (the “Board”) of the Registrant and/or members of the Board committee responsible for administering the Plan (the “Committee”). Section 13.11 of the Plan provides:
          13.11 Indemnification. To the maximum extent permitted under the Company’s Articles of Incorporation and Code of Regulations, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (1) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (2) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Code of Regulations, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.
     The following documents are filed with or incorporated by reference into this Registration Statement:
4.1	Amended Articles of Incorporation of Big Lots, Inc. (incorporated herein by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 5, 2001 (File No. 1-8897))
4.2	Code of Regulations of Big Lots, Inc. (incorporated herein by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 5, 2001 (File No. 1-8897))

4.3	Big Lots 2005 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 23, 2005 (File No. 1-8897))
5.1	Opinion of Vorys, Sater, Seymour and Pease LLP regarding the legality of the securities being registered (filed herewith)
23.1	Consent of Independent Registered Public Accounting Firm — Deloitte & Touche LLP (filed herewith)
23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)
24.1	Special Power of Attorney for Jeffrey Paul Berger (filed herewith)
24.2	Special Power of Attorney for Sheldon M. Berman (incorporated herein by reference to Exhibit 24.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (File No. 1-8897))
24.3	Special Power of Attorney for David T. Kollat (incorporated herein by reference to Exhibit 24.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (File No. 1-8897))
24.4	Special Power of Attorney for Brenda J. Lauderback (incorporated herein by reference to Exhibit 24.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (File No. 1-8897))
24.5	Special Power of Attorney for Philip E. Mallott (incorporated herein by reference to Exhibit 24.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (File No. 1-8897))
24.6	Special Power of Attorney for Russell Solt (incorporated herein by reference to Exhibit 24.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (File No. 1-8897))
24.7	Special Power of Attorney for James R. Tener (incorporated herein by reference to Exhibit 24.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (File No. 1-8897))
24.8	Special Power of Attorney for Dennis B. Tishkoff (incorporated herein by reference to Exhibit 24.9 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (File No. 1-8897))
Item 9. Undertakings.
A. The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs A(1)(i) and A(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
[Remainder of page intentionally left blank;
signatures on following page.]

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 24th day of January, 2007.

BIG LOTS, INC.

By:	/s/ Steven S. Fishman

Steven S. Fishman Chairman of the Board, Chief Executive Officer and President
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of January, 2007.

Signature	Title

/s/ Steven S. Fishman	Chairman of the Board, Chief Executive Officer,

Steven S. Fishman	President and Director (Principal Executive Officer)

/s/ Joe R. Cooper	Senior Vice President and Chief Financial

Joe R. Cooper	Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey Paul Berger*	Director

Jeffrey Paul Berger

/s/ Sheldon M. Berman*	Director

Sheldon M. Berman

/s/ David T. Kollat*	Director

David T. Kollat

/s/ Brenda J. Lauderback*	Director

Brenda J. Lauderback

/s/ Philip E. Mallott*	Director

Philip E. Mallott

/s/ Russell Solt*	Director

Russell Solt

/s/ James R. Tener*	Director

James R. Tener

/s/ Dennis B. Tishkoff*	Director

Dennis B. Tishkoff
*The above-named directors of the Registrant sign this Registration Statement by Charles W. Haubiel
II, their attorney-in-fact, pursuant to the Special Powers of Attorney signed by the above-named directors, which Special

Powers of Attorney are filed with or incorporated by reference as exhibits to this Registration Statement on Form S-8, all in the capacities indicated and on the 24th day of January, 2007.

By:	/s/ Charles W. Haubiel II

Charles W. Haubiel II Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description	Location

4.1	Amended Articles of Incorporation of Big Lots, Inc.	Incorporated herein by reference to Exhibit 3(a) to the Quarterly Report on Form 10-Q for the quarterly period ended May 5, 2001 of Big Lots, Inc. (the “Registrant”) (File No. 1-8897)

4.2	Code of Regulations of Big Lots, Inc.	Incorporated herein by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 5, 2001 (File No. 1-8897)

4.3	Big Lots 2005 Long-Term Incentive Plan	Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 23, 2005 (File No. 1-8897)

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP regarding the legality of the securities being registered	Filed herewith

23.1	Consent of Independent Registered Public Accounting Firm — Deloitte & Touche LLP	Filed herewith

23.2	Consent of Vorys, Sater, Seymour and Pease LLP	Included in Exhibit 5.1

24.1	Special Power of Attorney for Jeffrey Paul Berger	Filed herewith

24.2	Special Power of Attorney for Sheldon M. Berman	Incorporated herein by reference to Exhibit 24.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (File No. 1-8897)

24.3	Special Power of Attorney for David T. Kollat	Incorporated herein by reference to Exhibit 24.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (File No. 1-8897)

24.4	Special Power of Attorney for Brenda J. Lauderback	Incorporated herein by reference to Exhibit 24.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (File No. 1-8897)

24.5	Special Power of Attorney for Philip E. Mallott	Incorporated herein by reference to Exhibit 24.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (File No. 1-8897)

Exhibit No.	Description	Location

24.6	Special Power of Attorney for Russell Solt	Incorporated herein by reference to Exhibit 24.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (File No. 1-8897)

24.7	Special Power of Attorney for James R. Tener	Incorporated herein by reference to Exhibit 24.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (File No. 1-8897)

24.8	Special Power of Attorney for Dennis B. Tishkoff	Incorporated herein by reference to Exhibit 24.9 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (File No. 1-8897)